UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2014 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

901 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-808-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Item 8.01. Other Events

On April 28, 2014, GlaxoSmithKline plc (GSK) and Theravance, Inc. issued a press release announcing that ANORO(TM) ELLIPTA(R) (umeclidinium and vilanterol inhalation powder), the first once-daily product approved in the United States (U.S.) that combines two long-acting bronchodilators in a single inhaler for the maintenance treatment of chronic obstructive pulmonary disease (COPD), is now available to retail pharmacies in the U.S. ANORO(TM) ELLIPTA(R) is a combination anticholinergic/long-acting beta2-adrenergic agonist (anticholinergic/LABA) indicated for the long-term, once-daily, maintenance treatment of airflow obstruction in patients with COPD, including chronic bronchitis and/or emphysema. ANORO(TM) ELLIPTA(R) is not indicated for the relief of acute bronchospasm or for the treatment of asthma. The FDA-approved strength is umeclidinium/vilanterol 62.5/25mcg. ANORO(TM) ELLIPTA(R) has been developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance, Inc. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release dated April 28, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2014	THERAVANCE, INC. By: /s/ Michael W. Aguiar Michael W. Aguiar Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated April 28, 2014